UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): March 8, 2016

TransUnion

(Exact name of registrant as specified in its charter)

Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,

Chicago, Illinois 60661

(312) 985-2000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definite Agreement.

On March 8, 2016, TransUnion (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, the selling stockholders named therein (the “Selling Stockholders”), and Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives to the underwriters, relating to an underwritten offering of 15,652,500 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-209861), filed on March 1, 2016, as supplemented by the prospectus supplement dated March 7, 2016. All of the shares of Common Stock are being sold by the Selling Stockholders. Pursuant to the Underwriting Agreement, the underwriters agreed to purchase the shares of Common Stock at a price of $25.00 per share ($24.0625 per share net of underwriting discounts) and were granted a 30-day option to purchase up to an additional 2,347,500 shares of Common Stock from the Selling Stockholders.

The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Item 8.01.	Other Events.

On March 11, 2016, the underwriters partially exercised their 30-day option to purchase an additional 2,225,498 shares of Common Stock. The offering of 17,877,998 shares of Common Stock (including the additional 2,225,498 shares of Common Stock pursuant to the underwriters’ 30-day option) settled on March 14, 2016. The Selling Stockholders received all of the net proceeds from this offering. No shares of Common Stock were sold by the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: March 14, 2016

	By:	/s/ Mick Forde
	Name:	Mick Forde
	Title:	Senior Vice President—Legal & Regulatory and Corporate Secretary

EXHIBIT INDEX

1.1	Underwriting Agreement, dated as of March 8, 2016 among TransUnion, the selling stockholders named therein and the representatives of the underwriters named therein.